UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☒
Filed by a party other than the Registrant  ☐
Check the appropriate box:
 ☐ Preliminary Proxy Statement
 ☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
 ☒ Definitive Additional Materials
 ☐ Soliciting Material under §240.14a-12
BROADRIDGE FINANCIAL SOLUTIONS, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒ No fee required.
 ☐ Fee paid previously with preliminary materials.
 ☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

 Every Vote Counts  Every vote counts. To express our appreciation for your participation, Broadridge will donate $1 to NPower on behalf of every shareholder account that votes. NPower is a national nonprofit organization dedicated to creating opportunities in the technology sector for young adults and military-connected individuals.  P55202-EPN

 Frequently Asked Questions  Why am I receiving this Notice of Internet Availability?  The Securities and Exchange Commission (“SEC”) permits companies to send the enclosed “Notice” instead of a full printed set of proxy materials. The Notice provides instructions on how to view your company’s proxy materials, vote online and request a full set of printed materials by mail.  There are several advantages to your company sending a Notice instead of a full set of materials, including lowering your company’s costs and reducing the environmental impact from printing and mailing full sets of proxy materials.  How do I view the proxy materials online?  Go to www.ProxyVote.com/BR and enter your control number to get started. Your control number can be found on the enclosed Notice.  What if I prefer to receive a paper copy of the proxy materials?  You can easily request a paper copy which will be mailed to you at no cost. Instructions on how to do so can be found in the "Get informed before you vote" section of the Notice.  Can I receive proxy materials for future meetings by e-mail rather than receive a Notice?  Yes you can. Go to www.ProxyVote.com/BR and make your choice in the Delivery Settings section.  For more information about the SEC’s Notice and Access Proxy Rules please visit: www.sec.gov/spotlight/proxymatters/e-proxy.shtml.  DOCUMENT ID 2/23